UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 East 33rd Street, Suite 1101 New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2014, usell.com, Inc. (the “Company”) filed an Amended and Restated Certificate of Designation for the Series A Convertible Preferred Stock of the Company and an Amended and Restated Certificate of Designation for the Series C Convertible Preferred Stock of the Company (together, the “Amended and Restated Certificates”), in each case in order to remove provisions granting certain price protection rights originally granted to the holders of shares of such series of preferred stock that the holders have agreed to waive. The Amended and Restated Certificates became effective upon filing with the Secretary of State of the State of Delaware. The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Certificates, which are filed as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Amended and Restated Certificate of Designation for the Series A Convertible Preferred Stock

3.2	Amended and Restated Certificate of Designation for the Series C Convertible Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: May 30, 2014	By: /s/ Daniel Brauser
Name: Daniel Brauser
Title: Chief Executive Officer

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